Exhibit 10.28



                      AMENDMENT NO. 1 TO WARRANT AGREEMENT

     THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT ("Amendment") dated as of December 13, 1996 between CLEARVIEW CINEMA GROUP, INC., a Delaware corporation, ("Issuer") and THE PROVIDENT BANK, Agent ("Initial Holder") amends a Warrant Agreement dated as of May 29, 1996 between Issuer and Initial Holder.

     NOW, THEREFORE, in consideration of the Lenders extending the Loans to Borrower, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall have the meanings given to them in the Warrant Agreement (such meanings to be equally applicable to both the singular and the plural forms of the term defined) unless otherwise defined herein.

     2. Initial Warrants. The second sentence of the second "WHEREAS" clause of the Warrant Agreement is hereby amended to in its entirety to read as follows:

     "The Holder is entitled to receive on May 29, 1996 two warrants to purchase 73 shares of the Common Stock in the aggregate and on the date hereof one warrant to purchase 84 shares of the Common Stock in the aggregate (the "Initial Warrants") (said Initial Warrants issued by the Company to the Initial Holder, its successors and assigns including any Holder (as defined below), pursuant hereto or pursuant to any of said warrants, whether upon transfer, exchange or replacement thereof or otherwise, being hereinafter referred to collectively as the "Warrants", and each individually as a "Warrant");"

     3. Warrant Purchase. Section 2.1 (a) of the Warrant Agreement is hereby amended to in its entirety to read as follows:

          "(a) On May 29, 1996, the Company issued to the Initial Holder the two Warrants in the forms attached hereto as Exhibit A, evidencing the Initial Holder's right to purchase seventy-three (73) shares of Common Stock (in the aggregate) at the Exercise Price (as defined in the Warrant) and on December 13, 1996 the Company issued to the Initial Holder additional Initial Warrants in the forms attached hereto as Exhibit A, evidencing the Initial Holder's right to purchase an additional eighty-four (84) shares of Common Stock at the Exercise Price."

     4. Miscellaneous. a. All of the terms, conditions and provisions of the Warrant Agreement not herein modified shall remain in full force and effect. In the event a term, condition or provision of the Warrant Agreement conflicts with a term, condition or provision of this Amendment, the latter shall govern.

          b. This Amendment shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Ohio.

          c. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

          d. This Amendment may be executed in several counterparts, each of which



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shall constitute an original, but all which together shall constitute one and the same agreement.

     [Remainder of page intentionally left blank. Signature page follows.]








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     IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to
Warrant Agreement to be duly executed and delivered as of the day and year first above written.


WITNESSES:                    ISSUER:
                              CLEARVIEW CINEMA GROUP, INC.


___________________________   By:  ____________________________

___________________________   Name:____________________________

                              Its: ____________________________


                              INITIAL HOLDER:

                              THE PROVIDENT BANK, AGENT


___________________________   By:  ____________________________

___________________________   Name:____________________________

                              Its: ____________________________


        [Exhibits are not included herewith, but will be provided by the
                             Company upon request.]